Exhibit 99.2

COMMERCIAL ENVELOPE
 MANUFACTURING CO., INC.
 AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED FINANCIAL STATEMENTS

MAY 5, 2007

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND SUBSIDIARIES AND AFFILIATE
CONDENSED COMBINED BALANCE SHEET - (UNAUDITED)

	May 5, 2007	February 3, 2007
ASSETS
Current Assets:
Cash	$940,374	$1,020,620
Accounts Receivable - less allowance for
doubtful accounts of $126,000 and $209,000, respectively	24,843,414	24,873,205
Inventories	16,788,570	16,435,000
Prepaid Expenses and Other Current Assets	1,590,202	1,892,015
Current Assets of Discontinued Operations	25,065	391,816
Total Current Assets	44,187,625	44,612,656
Plant, Property and Equipment - at cost, less accumulated
depreciation and amortization of $34,222,000 and $33,081,000, respectively	34,103,353	34,617,749
Other Assets	2,001,731	2,222,718

Total Assets	$80,292,709	$81,453,123
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Notes Payable and Current Maturities of Long-Term Debt	$4,697,379	$6,899,044
Accounts Payable	6,702,796	5,206,416
Accrued Expenses and Other Current Liabilities	3,622,037	3,548,049

Total Current Liabilities	15,022,212	15,653,509

Long-Term Debt - Net of Current Maturities	18,474,656	21,476,384
Liability for Deferred Compensation	3,354,712	3,639,791
Deferred Income Taxes	4,715,250	4,779,000
Total Liabilities	41,566,830	45,548,684

Commitments
Noncontrolling Interest	1,000	1,000

Shareholders' Equity:
Preferred stock, Commercial Envelope Manufacturing Co., Inc. - $1 par value;
authorized 500,000 shares, issued and outstanding 12,000 shares (liquidation
preference and redemption value $3,000,000)	12,000	12,000
Common stock, Commercial Envelope Manufacturing Co., Inc. - $.10 par value;
authorized 2,000,000 shares, issued and outstanding 8,000 shares	800	800
Common stock, Affiliate - no par value; authorized 200 shares, issued and
outstanding 100 shares	500	500
Additional paid-in capital	37,600	37,600
Retained earnings	38,673,979	35,852,539
Total Shareholders' Equity	38,724,879	35,903,439
Total Liabilities and Shareholders' Equity	$80,292,709	$81,453,123

See Notes to Condensed Combined Financial Statements

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND SUBSIDIARIES AND AFFILIATE
CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED
(UNAUDITED)

	May 5, 2007	April 29, 2006

Sales	$41,660,477	$39,726,562
Costs and Expenses
Cost of Goods Sold	28,719,405	26,397,702
Selling, General & Administrative	7,936,723	9,433,723
Interest	401,659	303,661

Total Costs and Expenses	37,057,787	36,135,086

Income before provision for income taxes	4,602,690	3,591,476

Provision for income taxes	1,781,250	1,524,250

Net Income	$2,821,440	$2,067,226

See Notes to Condensed Combined Financial Statements

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND SUBSIDIARIES AND AFFILIATE
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED
(UNAUDITED)

	May 5, 2007	April 29, 2006

Cash flows from operating activities:
Net income	$2,821,440	$2,067,226
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,140,661	778,757
Provision for deferred income taxes	202,250	21,250
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	29,791	(658,088)
Increase in inventories	(353,570)	(1,186,328)
Decrease (increase) in prepaid expenses and other current assets	35,813	(407,261)
Decrease in other assets	220,987	444,097
Increase (decrease) in accounts payable	1,496,380	(54,937)
Increase in accrued expenses and other current liabilities	73,988	618,698
Decrease in deferred compensation	(285,079)	(72,536)
Net cash provided by continuing operating activities	5,382,661	1,550,878
Net cash provided by discontinued operating activities	366,751	—
Net cash provided by operating activities	5,749,412	1,550,878

Cash flows from investing activities:
Purchases of property and equipment, net	(626,265)	(3,182,918)
Net cash used in investing activities	(626,265)	(3,182,918)

Cash flows from financing activities:
Net (repayment of) proceeds from notes payable	(5,203,393)	1,059,373
Net cash (used in) provided by financing activities	(5,203,393)	1,059,373

Net decrease in cash	(80,246)	(572,667)

Cash at beginning of period	1,020,620	1,076,924

Cash at end of period	$940,374	$504,257

See Notes to Condensed Combined Financial Statements

COMMERCIAL ENVELOPE MANUFACTURING CO., INC. AND SUBSIDIARIES AND AFFILIATE
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
MAY 5, 2007
(UNAUDITED)

Note 1  Summary of Significant Accounting Policies and Principal Business Activity:

Principles of Combination:

The condensed combined financial statements include the accounts of Commercial Envelope Manufacturing Co., Inc., a wholly owned inactive subsidiary, IBK Envelope, Inc. (formerly Business Envelope Manufacturing Inc.), wholly owned active subsidiary, Heinrich Envelope, LLC, another wholly owned subsidiary, Berlin & Jones Co., LLC and an affiliate and Young Business Solutions, Inc. in which Commercial Envelope Manufacturing Co., Inc. holds a minority interest (collectively, the "Company").  All significant intercompany accounts and transactions have been eliminated in combination. The accompanying unaudited condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") except for the condensed combined balance sheet as of February 3, 2007, which was derived from audited combined financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been omitted pursuant to such rules and regulations. However the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Company, the condensed combined financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows as of May 5, 2007 and for the three months ended May 5, 2007 and April 29, 2006.

Fiscal Year:

The Company's fiscal year is the 52 or 53 week period ending the Saturday nearest to January 31.

Principal Business Activity:

The Company's operations consist primarily of the manufacture and distribution of envelopes.

Inventories:

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Plant, Property and Equipment:

Depreciation and amortization of plant, property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets.

Income Taxes:

Deferred income taxes represent the tax effect of timing differences between financial reporting and income tax purposes.  The timing differences for which deferred income taxes have been provided result principally from the use of accelerated depreciation methods in connection with the preparation of the Company's income tax returns, amortization of leasehold improvements and recognition of gain on the sale of certain property.

New Accounting Pronouncements:

FIN 48

Effective February 4, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109) (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. The adoption of FIN 48 did not have a significant effect on the Company’s condensed combined financial statements.

SFAS 157

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurement. SFAS 157 is effective for the Company beginning in fiscal 2009. The Company is currently evaluating the potential effect SFAS 157 may have on its condensed combined financial statements.

SFAS 159

In February 2007, the FASB issued SFAS No. 159, Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective for the Company beginning in fiscal 2009. The Company is currently evaluating the potential effect SFAS 159 may have on its condensed combined financial statements.
Note 2 Inventories:

Inventories consist of the following:
		May 5, 2007	February 3, 2007

	Raw materials	$ 12,922,975	$12,538,000
	Work-in-process	1,031,794	1,232,000
	Finished goods	2,833,801	2,665,000
		$ 16,788,570	$16,435,000

Note 3 Plant, Property and Equipment:

	Plant, Property and Equipment, at cost, consist of the following:
		May 5, 2007	February 3, 2007

	Land	$ 284,387	$284,387
	Building and Improvements	673,856	673,856
	Equipment, furniture
	and fixtures	65,528,299	64,902,034
	Leasehold improvements	1,838,493	1,838,493

		68,325,035	67,698,770
	Less: Accumulated depre-
	ciation and amortization	34,221,682	33,081,021

		$ 34,103,353	$34,617,749

Note 4 Accrued Expenses and Other Current Liabilities:

	Accrued Expenses and Other Current Liabilities consist of the following:
		May 5, 2007	February 3, 2007

	Accrued payroll and payroll taxes	$ 803,553	$1,601,604
	Accrued corporate income taxes	1,108,000	435,329
	Accrued employee benefits	740,547	233,490
	Accrued expenses and taxes	969,937	1,277,626
		$ 3,622,037	$3,548,049

Note 5 Notes Payable, Capitalized Leases and Long-term Debt:

		May 5, 2007	February 3, 2007

	Notes payable - bank (A)	$ 3,345,496	$7,585,254

	Long-term debt:
	Long-term equipment notes
	and capitalized leases (B)	19,826,539	20,790,174

		23,172,035	28,375,428
	Less: Current Maturities	4,697,379	6,899,044

		$ 18,474,656	$21,476,384

(A)
The Company has a revolving credit agreement with a commercial bank that provides for total borrowings not to exceed the lesser of $17,500,000 or prescribed levels of eligible accounts receivable, inventory and machinery and equipment, as defined.  This agreement expires July 8, 2008.

(B)
These debts are essentially installment purchases of equipment, payable in equal monthly installments aggregating approximately $534,000 including interest at rates ranging from 4% to 9% per annum, through 2014.  These obligations are collateralized by related equipment.  The balance is shown net of deferred interest.

Note 6  Pension and Welfare Plans:

The Company participates in multi-employer pension and welfare plans.  The plans provide defined benefits to all union members employed by the Company.  Pension and welfare expense for the three months ended May 5, 2007 and April 29, 2006 amounted to approximately $103,000 and $145,000 respectively.

Note 7 Related Party Transactions:

In December 1986, the Company sold land, buildings and building improvements to M.A.S. Blvd Assoc. which in turn leased back certain of these assets to the Company for its use. The original lease agreement was for a 10-year period ending December 1996. The Company realized a gain of approximately $1,300,000 which was deferred over that same period. In December 1996, a new lease agreement was signed which extends the term of the lease until November 2016.

In connection with this sale, the Company obtained a note receivable with a balance at May 5, 2007 and February 3, 2007 of approximately $307,000 and $341,000, respectively.  This amount is included in the  accompanying consolidated balance sheets under the caption "Prepaid Expenses and Other  Assets".   This note is payable in monthly installments (including interest at 6% per annum) of $13,050 with a final balloon installment due on March 31, 2009.

The Company has loans receivable from officers and a relative of the officers as of May 5, 2007 and February 3, 2007 of approximately $588,000 and $275,000, respectively, which are included in the accompanying combined balance sheets under other assets.

As of May 5, 2007 and February 3, 2007, approximately $5,000 is due to the noncombined affiliate, which is included in accounts payable in the accompanying combined balance sheets.

Prepaid expenses and other current assets include approximately $245,000 as of May 5, 2007 and February 3, 2007, which are due from a relative of the officers. Other assets include approximately $14,000 as of May 5, 2007 and February 3, 2007, which are due from a former officer of the Company.

Note 8 Sale of Business:

The Company was sold to an unrelated entity on August 30, 2007.